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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 12, 2001, included in the Company's Form 10-K/A (Registration Statement File No. 000-24509) for the year ended December 31, 2000, and to all references to our Firm included in this registration statement on Form S-3.

/s/ Arthur Andersen LLP
Dallas, Texas,
September 28, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS